SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[Amendment No. ___]

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement.

[   ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[   ] Definitive Proxy Statement.

[X] Definitive Additional Materials.

[   ] Soliciting Material pursuant to section 240.14a-11(c) or section 240.14a-12.

Nicholas Limited Edition, Inc.

(Name of Registrant as Specified in its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

_________________________________________________________

(2) Aggregate number of securities to which transaction applies:

_________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_________________________________________________________

(4) Proposed maximum aggregate value of transaction:

_________________________________________________________

(5) Total fee paid:

_________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:________________________________________________

(2) Form, Schedule, or Registration Statement No.:_______________________________

(3) Filing Party:__________________________________________________________

(4) Date Filed:___________________________________________________________

OUTBOUND PHONE SCRIPT - Nicholas

Hello, I’m trying to reach (shareholder name), is he/she available?

My name is ______ and I’m calling on behalf of your Nicholas Fund. We sent you a proxy card to register your vote for the shareholder meeting and haven’t received it back, so we are calling to ask if you would like to issue a vote on your account.

If yes, move forward to Voting Section

If no, then:

Do you have a pen and paper handy? I would like to leave you with our toll free number. If you have any questions or would like to quickly vote your shares over the phone, please call 1-888-288-5467. When calling, please refer to record #___. Your participation would be greatly appreciated. Thank you for your time and have a good day/evening.

Voting Section:

Would you like to register a vote along with the recommendations of your Board?

If yes, then:

I am recording your ____ vote and will send you a printed confirmation. For confirmation purposes, may I have the city, state and zip code that we’ll be mailing your confirmation to? In the alternate, would you like us to email your confirmation to you?

If no, then:

Would you like to review the proposals and vote separately on each item? The Board recommends a vote in favor of all proposals. How would you like to register your vote? I am recording your ____ vote and will send you a printed confirmation. For confirmation purposes, may I have the city, state and zip code that we’ll be mailing your confirmation to? In the alternate, would you like us to email your confirmation to you?

Thank you for your time and your vote Mr./Mrs. _____. Have a good day/evening!